SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HEALTHSOUTH CORPORATION
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                ------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

(1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
(5)  Total fee paid:
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:
     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
(3)  Filing Party:
     ---------------------------------------------------------------------------
(4)  Date Filed:
     ---------------------------------------------------------------------------

                             HEALTHSOUTH CORPORATION
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                             February 10, 1997


   A Special Meeting of Stockholders of HEALTHSOUTH Corporation (the "Company") will be held at the corporate offices of the Company, One HealthSouth Parkway, Birmingham, Alabama 35243, on Wednesday, March 12, 1997, at 2:00 p.m., C.S.T., for the following purposes:

   1. To vote on an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 500,000,000 shares of Common Stock, par value $.01 per share.

   2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

   Stockholders of record at the close of business on February 7, 1997, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

   If you cannot attend the Special Meeting in person, please date and execute the accompanying Proxy and return it promptly to the Company. If you attend the Special Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Special Meeting does not of itself serve to revoke your Proxy.

                                                       ANTHONY J. TANNER
                                                       Secretary

                             HEALTHSOUTH CORPORATION
                                 PROXY STATEMENT
                                  INTRODUCTION

   This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at a Special Meeting of Stockholders to be held on March 12, 1997 or any adjournment thereof. A form of Proxy for use at the Special Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Special Meeting. A stockholder attending the Special Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Special Meeting will not of itself revoke the Proxy.

   The Company's principal executive offices are currently located at Two Perimeter Park South, Birmingham, Alabama 35243. The Company's principal executive offices will relocate, effective March 3, 1997, to One HealthSouth Parkway, Birmingham, Alabama 35243. The Company's telephone number is (205) 967-7116.


   Proxy materials will be mailed to stockholders by the Management of the Company on or about February 10, 1997. The Company has retained Morrow & Co. ("Morrow") to solicit proxies on its behalf and will pay Morrow a fee of $6,000 for those services. The Company will reimburse Morrow for out-of-pocket expenses incurred in connection with such solicitation. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

   The purpose of the Special Meeting of Stockholders is to approve and adopt an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 500,000,000 shares of Common Stock, par value $.01 per share. The Company is not aware at this time of any other matters that will come before the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders of the Company. Because the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company, abstentions and broker non-votes will be the equivalents of votes against this proposal.


   As to all matters that may come before the Special Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on February 7, 1997. The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At February 7, 1997, the record date for the Special Meeting, there were 156,638,143 shares of Common Stock outstanding.

DISSENTERS' RIGHTS OF APPRAISAL

   There are no dissenters' rights of appraisal in connection with the vote of stockholders to be taken with respect to the proposed Amendment to the Company's Restated Certificate of Incorporation.

PROPOSALS BY STOCKHOLDERS

   Any proposals by stockholders of the Company intended to be presented at the 1997 Annual Meeting of Stockholders must have been received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 3, 1996. No such proposals were received.

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

   At a meeting of the Board of Directors of the Company on January 16, 1997, the Board of Directors approved an Amendment (the "Amendment") to Article FOURTH of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 shares of Common Stock, par value $.01 per share. Such approval was subject to the approval of the Amendment by the holders of a majority of the outstanding shares of Common Stock.

   In connection with such proposal, the following resolution will be introduced at the Special Meeting:

   RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation be amended to read as follows:

   "FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred One Million Five Hundred Thousand (501,500,000) shares, consisting of Five Hundred Million (500,000,000) shares of Common Stock, par value One Cent ($.01) per share, and One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value Ten Cents ($.10) per share."

   As described below, at the same meeting, the Board of Directors approved a two-for-one stock split (the "Stock Split"), to be effected in the form of a 100% stock dividend, payable to holders of record of the Company's Common Stock on March 13, 1997, subject to approval of the proposed Amendment.

INCREASE IN AUTHORIZED COMMON STOCK

   The Board of Directors recommends that the Company's stockholders approve the proposed Amendment to the Restated Certificate of Incorporation to increase the authorized Common Stock of the Company to 500,000,000 shares of Common Stock, par value $.01 per share, because it considers such proposal to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. Without limiting the generality of the foregoing, the Board of Directors believes that the proposed Stock Split is in the best long-term and short-term interests of the Company, its stockholders and its other constituencies, for the reasons set forth below under " -- The Stock Split". In addition, the proposed increase in the number of shares of authorized Common Stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, additional stock splits, stock dividends, acquisitions, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.


   The Company has entered into a Plan and Agreement of Merger with Health Images, Inc. ("Health Images") pursuant to which the Company will acquire Health Images in a stock-for-stock merger which is expected to be consummated on or about March 3, 1997. Without giving effect to the proposed Stock Split, approximately 5,675,761 shares of the Company's Common Stock are expected to be issued in the

Health Images merger. Except for issuance in connection with the Stock Split, the Health Images merger and the various convertible debentures, stock options and stock purchase warrants referred to in this Proxy Statement, the Company does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the remaining additional shares of Common Stock which would be authorized by the proposed Amendment to the Certificate of Incorporation.


   Under the Restated Certificate of Incorporation, the Corporation presently has authority to issue 250,000,000 shares of Common Stock, par value $.01 per share, of which 156,638,143 shares were issued and outstanding on February 7, 1997. In addition, as of January 31, 1997, approximately (a) 6,102,272 shares of Common Stock were reserved for issuance upon conversion of the Company's 5% Convertible Subordinated Debentures due 2001, (b) 18,393,631 shares of Common Stock were reserved for issuance under the Company's Stock Option Plans, under which options to purchase a total of 15,394,806 shares of Common Stock were outstanding and (c) 244,658 shares were reserved for issuance pursuant to the exercise of outstanding stock purchase warrants. Approximately 62,945,535 shares were available for issuance on February 7, 1997. All such share numbers will be adjusted to reflect the Stock Split, as will the conversion and exercise prices of the debentures, options and warrants.

THE STOCK SPLIT

   At its  January  16,  1997  meeting,  the  Board of  Directors  authorized  a two-for-one stock split of the Common Stock (the "Stock Split", as defined above") to be effected in the form of a 100% stock dividend, subject to stockholder approval of the Amendment. If such proposal is adopted, it is expected that the record date for the Stock Split will be March 13, 1997. On or before such date, the Amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock will be filed with the Secretary of the State of Delaware and become effective. Each holder of shares of Common Stock at the close of business on the record date for the Stock Split will be entitled to receive, for each share held of record, one additional share of Common Stock, par value $.01 per share. If the Amendment is adopted, existing certificates representing shares of Common Stock prior to the Stock Split will continue to evidence the same number of shares of Common Stock. Certificates representing the additional shares to which a stockholder is entitled after the Stock Split will be mailed as soon as practicable following the record date for the Stock Split. Stockholders should retain their certificates and will receive new certificates representing one additional share for each share held at the close of business on the record date. IN CONNECTION WITH THE PROPOSED STOCK SPLIT, STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES FOR SHARES OF COMMON STOCK TO THE COMPANY OR ITS TRANSFER AGENT FOR EXCHANGE.

   A stockholder's equity interest in the Corporation or other relative rights or interest of such stockholder will not change as a result of the Stock Split, because each stockholder will receive additional shares of Common Stock in direct proportion to his or her current holdings. The par value of the Common Stock will continue to be $.01 per share. The additional shares resulting from the Stock Split will be identical in all respects to the existing shares of Common Stock (the holders of which do not have any preemptive rights to subscribe for or purchase any securities of the Company of any kind or class). All outstanding shares of Common Stock will continue to have one vote per share.

   The Board of Directors believes that the Stock Split is in the best long-term and short-term interests of the Company, its stockholders and its other constituencies because the increase in the number of outstanding shares of Common Stock and the lower market price per share resulting from the Stock Split is expected to broaden the market for and improve the marketability of the Common Stock and increase the number of stockholders. While the impact on the market price of the shares of Common Stock cannot be predicted with certainty, it is likely that the Stock Split will initially result in the market price of each share being approximately one-half of the market price before the Stock Split, although the market value of all shares held by a particular stockholder should remain approximately the same. Because of the greater number of shares of Common Stock outstanding after the Stock Split, brokerage commissions (which may be subject to negotiation), applicable stock transfer taxes and other expenses associated with sales or purchases of Common Stock may be somewhat higher than before the Stock

Split in certain transactions involving the purchase or sale of shares of Common Stock having an equivalent value. However, the Stock Split should reduce the expenses of buying or selling shares in cases where a single "round lot" will result because of the Stock Split.

ADDITIONAL CONSIDERATIONS

   The Company has been advised that the Stock Split will not result in any taxable gain or loss to its stockholders under the current federal income tax laws. For tax purposes, the cost basis of each outstanding share of Common Stock will be divided proportionally between such shares and the additional shares issued pursuant to the Stock Split. For purposes of determining the nature of any gain or loss upon the disposition thereof, the holding period for each additional share issued will be deemed to have commenced on the date when the previously outstanding share or shares were acquired.

   Although the Stock Split will be effected in the form of a stock dividend, there will be no change in the dividend policy of the Company. That is, the Company has never paid cash dividends on its Common Stock and does not anticipate the payment of cash dividends in the foreseeable future. The Company currently anticipates that any future earnings will be retained to finance the Company's operations.

   Because the Stock Split will be effected in the form of a stock dividend and because the par value of the Common Stock will not be changed, the Company will be required to transfer from retained earnings to the Common Stock Account an amount equal to the aggregate par value of the shares distributed as a result of the Stock Split. Although capitalization of earnings will be required, the Preferred Stock Account, the Additional Paid-in Capital Account and Total Stockholders' Equity will not change.

   The Company intends to apply to the New York Stock Exchange, on which the shares of Common Stock are currently listed, for the listing hereon of the additional shares to be issued and reserved for future issuance upon the approval of the Amendment to the Restated Certificate of Incorporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors recommends that stockholders vote FOR the adoption of the Amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock to 500,000,000 shares of Common Stock, par value $.01 per share. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be necessary for the approval of the Amendment to the Restated Certificate of Incorporation.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1996, (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's Directors and (c) by the Company's five most highly compensated executive officers for the year ended December 31, 1995 and all executive officers and Directors as a group.

                                                  NUMBER OF SHARES     PERCENTAGE
                   NAME AND                         BENEFICIALLY           OF
               ADDRESS OF OWNER                       OWNED(1)        COMMON STOCK
----------------------------------------------  ------------------- ---------------
   Richard  M.  Scrushy............................   7,238,329 (2)   4.44%
     Two Perimeter Park South
     Birmingham, Alabama 35243

   John S. Chamberlin............................        61,000 (3)      *

   C. Sage Givens................................       170,000 (4)      *

   Charles W. Newhall III........................       330,888 (5)      *

   George H. Strong..............................       250,846 (6)      *

   Phillip C. Watkins, M.D.......................       351,365 (7)      *

   Richard F. Celeste............................        80,000 (4)      *

   Aaron Beam, Jr................................       131,810 (8)      *

   James P. Bennett..............................       485,000 (9)      *

   Larry R. House................................       204,800 (10)     *

   Anthony J. Tanner.............................       446,904 (11)     *

   P. Daryl Brown................................       496,500 (12)     *

   Joel C. Gordon................................     1,997,236 (13)  1.28%

   Raymond J. Dunn,  III.........................     1,619,749 (14)  1.04%

   Thomas W. Carman..............................       420,000 (4)      *

   Michael D. Martin.............................       153,504 (15)     *

   FMR Corp......................................     9,967,400 (16)  6.38%
     82 Devonshire Street
     Boston, Massachusetts 02109

All Executive Officers and Directors as a Group
     (20  persons)   ............................    15,112,131 (17)  9.05%

----------

   (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

   (2) Includes 6,936,262 shares subject to currently exercisable stock option.

   (3)   Includes 25,000 shares subject to currently exercisable stock options.

   (4)   All of the shares are subject to currently exercisable stock options.

   (5) Includes 405 shares owned by members of Mr. Newhall's immediate family and 330,000 shares subject to currently exercisable stock options.

   (6) Includes 51,831 shares owned by a trust of which Mr. Strong is a trustee and claims shared voting and investment power and 100,000 shares subject to currently exercisable stock options.

   (7)   Includes 250,000 shares subject to currently exercisable stock options.

   (8)   Includes 130,000 shares subject to currently exercisable stock options.

   (9)   Includes 430,000 shares subject to currently exercisable stock options.

   (10)  Includes 203,998 shares subject to currently exercisable stock options.

   (11) Includes 36,000 shares held in trust by Mr. Tanner for his children and 380,000 shares subject to currently exercisable stock options.

   (12)  Includes 467,500 shares subject to currently exercisable stock options.

   (13) Includes 204,670 shares owned by his spouse, 235,350 shares owned by trusts of which he is a trustee and 167,260 shares subject to currently exercisable stock options.

   (14) Includes 31,666 shares owned by a charitable foundation of which Mr. Dunn is a trustee.

   (15)  Includes 152,500 shares subject to currently exercisable stock options.

   (16) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 21,100 of the shares and sole power to dispose of all of the shares.

   (17) Includes 10,913,270 shares subject to currently exercisable stock options held by officers and Directors.


    * Less than 1%

                                  OTHER MATTERS


   As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Special Meeting other than that specified herein and in the Notice of Special Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

   The consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1993, 1994 and 1995 and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained in Items 8 and 7, respectively, of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995, as amended, as filed with the Securities and Exchange Commission, are hereby incorporated by reference in this Proxy Statement.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCK-HOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO ANTHONY J. TANNER, SECRETARY, HEALTHSOUTH Corporation, TWO PERIMETER PARK SOUTH, BIRMINGHAM, ALABAMA 35243 (or, if mailed to arrive on or after March 3, 1997, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243). SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF FEBRUARY 7, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

   Please SIGN and RETURN the enclosed Proxy promptly.


                                             By Order of the Board of Directors:



                                             ANTHONY J. TANNER
                                             Secretary


February 10, 1997

PROXY
                             HEALTHSOUTH CORPORATION
                SPECIAL MEETING OF STOCKHOLDERS -- MARCH 12, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or
         , and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Special Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Wednesday, March 12, 1997, at 2:00 p.m., C.S.T., and any adjournment thereof:

   1. Adoption and approval of an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 500,000,000 shares of Common Stock, par value $.01 per share.

          FOR                 AGAINST             ABSTAIN

          [ ]                   [ ]                 [ ]

   2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

                                   DATED                  , 1997
                                        -----------------


                                   -----------------------------------------
                                   Signature(s)


                                   ------------------------------------------
                                   (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

       PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                      ENVELOPE. NO POSTAGE IS REQUIRED.